SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2017

          BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2017, the Board of Directors (the “Board”) of Bridgeline Digital, Inc. (the “Company”) elected Roger “Ari” Kahn to the Board of Directors, for a three-year term, effective December 18, 2017. With the election of Mr. Kahn, the size of the Board includes five (5) directors; a majority are comprised of Independent Directors as defined in Nasdaq Rule 5605(a)(2).

The election of Mr. Kahn was not pursuant to any arrangement or understanding between him and any other person. There are no family relations among any of the Company’s directors or executive officers.

Mr. Kahn will not receive additional remuneration for his service as a director but will be compensated in accordance with the Company’s previously-disclosed compensation for his role as President and Chief Executive Officer.

Mr. Kahn joined the Company on August 24, 2015 as Chief Operating Officer. On May 10, 2016, Mr. Kahn was appointed by the Company’s Board of Directors as President and Chief Executive Officer.

Mr. Kahn is a shareholder of the Company and beneficially owns approximately 3.5% of Bridgeline stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/Michael D. Prinn
Michael D. Prinn Executive Vice President and Chief Financial Officer

Date: December 21, 2017